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                              ROGER B. MADISON, JR.
                              22229 N.E. 140TH WAY
                              WOODINVILLE, WA 98072
                                 (206) 861-6695
                               FAX (206) 861-6696



January 15, 1997



Mr. Robert E. Hall
President & Chief Executive Officer
Ride, Inc.
8160 304th Ave. S.E.
Preston, WA  98050

         RE:      Exclusive Financial Advisory Engagement


Dear Bob:

         I would be pleased to act as the exclusive financial advisor to Ride in connection with Ride's M&A Activities.*

         In this capacity, I will render the following financial advisory services to Ride:

         (i) review with the Company's board of directors and members of management the Company's financial plans, its strategic plans and business alternatives;

         (ii) assist the Company in the evaluation and, if determined to be advisable, selection of potential targets and represent the Company in contacting, qualifying and negotiating with potential targets approved by the Company; without limiting the generality of the foregoing, qualifying activities in connection with potential and actual targets shall include, without limitation, performing the "due diligence" activities customary in the investment banking industry, which, by way of example only, shall include investigation, review and analysis of all relevant aspects of the target's business and the preparation of such pro forma financial models as Ride may request

         (iii) meet with members of management and, if requested, the entire board of directors to discuss the Company's position and any recommendation to stockholders




----------------
* All capitalized terms used in this letter agreement shall have the meanings set forth in Exhibit A hereto.



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concerning any proposal to acquire a target as well as available strategic alternatives and their financial implications; and

         (iv) to the extent requested by the Company, assist the Company in financing strategies, including presentations to and negotiations with potential lenders.

         As I am acting under this letter solely as an independent contractor, I understand that I will have no authority hereunder to bind the Company in any way to any particular M&A Activity. In addition, nothing contained in this letter agreement will require the Company to accept the terms of any proposal. The Company has the right in its sole and absolute discretion to reject any M&A Activity regardless of the terms proposed.

         As compensation for my services, the Company will, upon consummation of a Transaction, pay me financial advisory fees as follows:

         (i) Within thirty (30) days of closing the Transaction, the Company will pay me an initial fee amounting to

             (a) [*] percent [*] of the first $1,000,000 of Consideration;
                 plus

             (b) [*] percent [*] of the next $1,000,000 of Consideration;
                 plus

             (c) [*] percent [*] of the next $1,000,000 of Consideration; plus

             (d) [*] percent [*] of all Consideration exceeding $3,000,000.

         (ii) In addition to the fee payable under the foregoing paragraph, the Company will, within ninety (90) days after the end of the twelfth month following the closing of the Transaction, pay me a fee amounting to [*] percent [*] of the amount of Gross Profit contributed in the twelve month period after closing of the Transaction by any entity or assets that may be acquired in the Transaction. For purposes of this paragraph (ii), the commencement date of the twelve month period upon which compensation hereunder is to be calculated shall be rounded to the nearest first of the month preceding or following the closing date of the Transaction, as the case may be.

         From time to time during the term hereof, I will notify the Company in writing of potential Transactions I will pursue under this letter agreement. If the Company notifies me in writing within fifteen (15) days of receiving any such notice that it intends to engage the services of a nationally-recognized investment banking firm to complete a particular Transaction described in such notice, then the Company may do so without any further obligation to me with respect to that particular Transaction, and I will have no



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obligations hereunder with respect to that particular Transaction. If, after the expiration of such fifteen (15) day period with respect to any potential Transaction, the Company in its reasonable discretion determines that it is in the best interests of the Company and its shareholders to engage the services of a nationally-recognized investment banking firm to complete any Transaction during the Term hereof, as compensation for my services with respect to such Transaction I will be entitled to receive twenty-five percent (25%) of all fees described in paragraphs (i) and (ii) above as compensation for my services with respect to such Transaction, payable as set forth in such paragraphs (i) and
(ii) above. I agree that in such case I will cooperate with the Company and the investment banking firm so retained by the Company and will comply with the reasonable requests of the Company and such investment banking firm.

         All Travel Expenses incident to the rendering of my services pursuant to this engagement will be paid by the Company. Such expenses must receive the prior written approval of an authorized representative of the Company. If such expenses are paid in the first instance by me, the Company will reimburse me therefor on presentation of proper expense accounts prepared in accordance with the Company's standard expense account procedures applicable to expenses incurred by the Company's chief executive officer. As incentive for me to keep such expenses to a reasonable level, I agree that, with respect to the Transactions for which I am paid the full amount of the fees provided for in paragraphs (i) and (I) above, fifty percent (50%) of expenses attributable to such Transaction that is consummated shall be paid by me in the form of a set-off of the fees payable by the Company to me hereunder.

         I represent and warrant to the Company that I will perform the services described herein in a careful, professional and workmanlike manner, that I am free to enter into this letter agreement and that the services I will perform hereunder will not infringe upon any rights of other parties. I also agree to defend, indemnify and hold the Company, its directors, officers and employees harmless from all losses, claims, and expenses (including without limitation, attorneys' fees) arising from any breach of my warranties herein.

         The Company represents and warrants to me that the person signing this letter agreement on behalf of the Company is duly authorized to do so and that this letter agreement represents the valid and binding obligation of the Company.



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The Company agrees to indemnify me in connection with the rendering of my services hereunder in accordance with the terms of the indemnification set forth in Exhibit B hereto.

         The Company agrees that I am entitled to rely upon all reports of the Company (and its affiliates) and information supplied to me by or on behalf of the Company (whether written or oral), and I shall not in any respect be responsible for the accuracy or completeness of any such report or information or have an obligation to verify the same.

         I agree not to disclose to third parties (other than to such agents and professional advisors as the Company may agree in advance in writing and who agree in writing to be bound by the confidentiality terms hereof) any confidential information (as that term is defined herein) received from or prepared by me in connection with M&A Activities except as contemplated by this letter agreement or as such disclosure may be required by law. For purposes of this letter agreement, "confidential information" shall mean non-public information of any kind or nature concerning any and all aspects of the Company received from or prepared by me in connection with M&A Activities that is not otherwise available from sources outside of the Company (or its affiliates), and any such information concerning a target that the Company is obligated to maintain as confidential. Confidential information, as defined herein, shall cease to be confidential when it: (a) becomes generally available, or (b) comes to my attention through sources that do not, to my reasonable knowledge at the time, involve a violation of this or any similar agreement. All tangible items embodying or disclosing any portion of the confidential information shall be and remain the property of the Company and shall be returned to the Company upon the termination of the my services hereunder. At such time, I shall also assemble all tangible items of works-in-progress, notes, plans, and other materials related in any way to my services, and will promptly deliver such items to the Company.

         I agree that I shall, in my position as Director, abstain from participating in any vote by the Board of Directors or a committee thereof relating or in any way pertaining to a Transaction.

         The term of this letter agreement shall commence on the date of acceptance by the Company and shall terminate one year thereafter. Upon expiration of such one year term, the term shall be automatically extended for consecutive one-year periods unless the Company or I notify the other in writing at least sixty (60) days prior to the end of such term or extended term that it or I elect to terminate the term of my engagement hereunder. In the event of any such extension, my engagement shall be pursuant to the terms of this letter agreement and such additional or different terms as the Company and I agree in writing.



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         Within fifteen (15) days after the effective date of any termination of this letter agreement, I will provide to the Company a written list of the potential M&A Activities under consideration at the time of termination. With respect to any such listed M&A Activity involving a Transaction closing within one (1) year after the termination of my engagement hereunder, the Company shall, either (i) elect to continue my engagement under the terms hereof with respect to such Transaction, or (ii) elect not to continue my engagement and pay me twenty-five percent of the fees described in paragraphs (i) and (ii) above as provided in those paragraphs.

         Unless otherwise required by law, any advice, written or oral, rendered by me pursuant to this letter agreement may not be disclosed publicly without my prior written consent, which consent shall not be unreasonably withheld. Upon the prior written consent of the Company, which consent shall not be unreasonably withheld, I may place advertisements in financial and other newspapers and journals at my own expense describing my services to the Company hereunder, provided such advertisements do not disclose any confidential information (as that term is defined herein) or portray the Company in a negative light.

         This letter agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof; provided, however, that this letter agreement shall not affect in any way the Company's or my rights and obligations under (i) my employment agreement dated February 22, 1994, (ii) any new employment agreement between the Company and me, (iii) my Ride stock and stock options, and (iv) my indemnification rights as a member of the Company's board of directors.

         This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without giving effect to the State's conflicts of laws principles, and venue for any proceeding hereunder shall be in the federal and state courts sitting in King County, Washington. The prevailing party in any action or proceeding to construe or enforce this letter agreement shall be awarded its reasonable attorneys' fees and all other costs incurred in such action or proceeding at all stages thereof. If any provision of this letter agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby. Any failure of Ride or me to require strict performance by the other of any part of this letter agreement shall not be considered consent or waiver of any other breach of the same or of any other provisions hereof, and shall not be effective unless in a writing signed by an authorized representative of Ride or me, as the case may be.



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My rights and duties hereunder may not be assigned to others without the prior written consent of Ride.

         If the foregoing correctly sets forth the understanding between us, please so indicate on the enclosed copy of this letter agreement and return one original copy to me.

         I look forward to working with Ride on these matters.

Very truly yours,

/s/ Roger B. Madison, Jr.

Roger B. Madison, Jr.


AGREED AND ACCEPTED:

RIDE, INC.


/s/ David H. Davis/ for Robert E. Hall (per telephonic authority)
--------------------------------------
By Robert E. Hall
President & Chief Executive Officer

DATE:    1-16-97
      --------------


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Mr. Robert Hall
January 15, 1997
Page 7


                                    EXHIBIT A
                                   DEFINITIONS

         "Board of Directors" shall mean the Board of Directors of Ride, Inc.

         "Company" shall mean Ride, Inc.

         "Consideration" shall mean the total value of all consideration exchanged in any Transaction, including without limitation cash, stock valued as provided under the terms of the definitive Transaction documentation, debt instruments, "earn-out" notes, royalties and any other value exchanged in the Transaction. Unless otherwise agreed to in writing by the Company and me: (a) the value of any debt instruments exchanged in a Transaction shall be the face value of any such instrument; and (b) the value of any royalties or "earn-out" notes exchanged in a Transaction shall be as agreed to in writing by the Company and me. If the Company and I are unable to reach agreement on the value of such consideration, then the Company and I will agree to appoint an independent third party to determine such value. If the Company and I are unable to agree on the appointment of such third party, then the Company and I will each appoint a third party, and these two persons will appoint a third party mutually agreeable to the two, and these three persons shall conclusively determine the value of the consideration at issue.

         "Director" shall mean a member of the Board of Directors.

         "GAAP" shall mean applicable generally accepted accounting principles consistently applied.

         "Gross Profit" shall mean sales revenues, less cost of sales, as determined under GAAP.

         "M&A Activities" shall mean all of Ride's merger, acquisition and business combination activities in the industries identified on Exhibit C hereto and such additional markets or industries as Ride may in its sole discretion specify and proscribe in writing from time to time. M&A Activities shall include, without limitation, any transaction or event or series or combination thereof, other than in the ordinary course of trade or business, whereby directly or indirectly, control of or a majority interest in equity or assets is transferred; such transactions or events to include without limitation a sale or exchange of capital stock or assets (whether in a leveraged acquisition or otherwise), a merger or consolidation, a tender or exchange offer, the formation of a joint venture or partnership, or any similar transaction or event.


         "Ride" shall mean Ride, Inc.

         "Transaction" shall mean any transaction involving an M&A Activity.
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Mr. Robert Hall
January 15, 1997
Page 8


         "Travel Expenses" shall mean all surface and air transportation costs, lodging and meal expenses and reasonable entertainment expenses that have received prior written approval by an authorized representative of Ride incurred by me in the course and furtherance of M&A Activities. In no event shall cellular telephone expenses wherever incurred, and transportation expenses incurred for travel in the Puget Sound region, be deemed reimbursable Travel Expenses.





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Mr. Robert Hall
January 15, 1997
Page 9


                                    EXHIBIT B
                                 INDEMNIFICATION



         In connection with the services which I have agreed to render to the Company hereunder, the Company shall (A) indemnify me and hold me harmless to the fullest extent permitted by law against any losses, claims, damages or liabilities to which I may become subject in connection with (i) my use of information that is inaccurate in any respect (as a result of misrepresentation, omission, failure to update, or otherwise) that is provided to me by the Company, its representatives, agents or advisers, regardless of whether I should have known of such inaccuracy, or (ii) any other aspect of my rendering such services, unless it is finally judicially determined that such losses, claims, damages or liabilities relating thereto arise only out of the gross negligence or willful misconduct of me, and (B) reimburse me for any legal or other expenses reasonably incurred by me in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings arising in any manner out of or in connection with my performance of my duties hereunder. If for any reason the foregoing indemnity is unavailable to me or insufficient to hold me harmless, then the claims, liabilities, losses, damages or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and me on the other but also the relative fault of the Company and me, as well as any relevant equitable considerations. Notwithstanding the provisions of this letter agreement, the aggregate contribution of me to all claims, liabilities, losses, damages and expenses shall not exceed the amount of fees actually received by me pursuant to my engagement by the Company. It is hereby further agreed that the relative benefits to the Company on the one hand and me on the other hand with respect to the transactions contemplated in this letter agreement shall be deemed to be in the same proportion as (i) the total value of the transaction bears to (ii) the fees paid to me with respect to such transactions. The Company agrees that the indemnification reimbursement commitments set forth in this letter agreement shall apply whether or not I am a formal party to any such lawsuits or other proceedings, that I am entitled to retain separate counsel of my choice in connection with any of the matters to which such commitments relate, that such commitments shall be in addition to any liability that the Company may have to me at common law or otherwise, and that such commitments shall extend upon the terms set forth in this letter agreement to any controlling person, director, officer, employee, agent or affiliate of me and shall survive any termination of this letter agreement.



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Mr. Robert Hall
January 15, 1997
Page 10


                                    EXHIBIT C
                       EXCLUSIVE M&A ACTIVITIES INDUSTRIES

Business entities, including without limitation, corporations, limited liability companies, partnerships, limited partnerships, joint ventures, and sole proprietorships, whose primary business activity is the development, design, manufacture and/or marketing of any one or more of the following:

         Snowboards
         Snowboard Boots
         Snowboard Bindings
         Snowboard Apparel
         Snowboard Accessories
         Wakeboards
         Water Skis